Exhibit 99.1

Contacts at the Company:
William H. Baumhauer, CEO
Frederick J. Dreibholz, CFO
Telephone: (303) 804-1333

Market: Nasdaq/NMS
Symbol: CMPP

FOR IMMEDIATE RELEASE

        April 22, 2003

CHAMPPS ENTERTAINMENT, INC. REPORTS FISCAL 2003 THIRD QUARTER RESULTS

Littleton, Colo. – April 22, 2003—Champps Entertainment, Inc. (Nasdaq:CMPP) today announced results for the third quarter of fiscal 2003 ended March 30, 2003.

Revenues for the quarter reached $46,184,000 compared to $41,230,000 reported for the third quarter of fiscal 2002, an increase of 12.0 percent. Diluted earnings per share was $0.04 for the third quarter on net income of $544,000 compared to $0.14 per diluted share on net income of $1,766,000 for the same period last fiscal year.

General and administrative expenses for the quarter included $241,000 in litigation costs associated with an adverse court ruling related to a 1997 contract dispute. Additionally, the Company incurred $93,000 of legal expenses related to a review by its audit committee of the Sarbanes-Oxley Act, and corporate governance issues.

During the quarter, the Company also incurred litigation expenses related to predecessor companies in the amount of $272,000 associated with two adverse legal decisions that originated in 1995 and 1996.

Overall, these litigation costs and legal expenses totaled $606,000 or $0.05 on a per diluted share basis.

Additionally, the Company increased its state income tax provision to 6.8% from 4.0% for the year which impacted earnings per diluted share by $0.01 for this quarter.

Restaurant operating and franchise contribution for the quarter was $4,746,000 compared to $5,012,000 for the same period last fiscal year, a decrease of 5.3 percent. General and administrative expenses were 5.7 percent of revenues compared to 5.4 percent of revenues the prior year. Comparable food sales increased 0.6 percent while comparable liquor sales decreased 8.4 percent resulting in an overall decrease in comparable same store sales of 2.3 percent for the quarter. For the quarter, guest counts in our restaurants were up approximately 2.5 percent over last year while check average was down approximately 2.4%.

During the quarter, revenues and operating results were adversely impacted by the particularly severe weather in the Midwest and the East Coast in February and March. Approximately, 10% of the restaurant operating days in the quarter were negatively impacted by the weather, 50 percent of which experienced sales declines of 35% or more. Overall, the company estimates that sales were negatively impacted between $700,000 and $1,000,000 for the quarter and operating margins were negatively impacted by approximately 100 basis points. Operating margins were also affected by higher utility and insurance costs during the quarter.

The Company opened one new Champps restaurant during the quarter in the Phoenix market increasing the number of Company owned Champps restaurants to 39. The Company intends to open three Champps restaurants in the fourth quarter of fiscal 2003 in Tampa, Florida; Lansing, Michigan; and Cincinnati, Ohio.

William H. Baumhauer, Champps’ chairman, president and chief executive officer, commented: “Operating results did not meet our expectations for the third quarter. Although the impact of the weather could not have been predicted, our continuing decline in liquor sales and our lower than anticipated operating margins were not acceptable. We are pleased to report that comparable same store food sales and guest counts continue to remain positive as the introduction of our new menu in February appears to have been well received by our guests. In an effort to reverse our negative sales trends in liquor, we have initiated several promotions which are focusing on improving liquor sales during both happy hour and the dinner meal periods. We are projecting revenues for the fourth quarter to range between $46,000,000 and $47,000,000 with earnings per share in the $0.06 to $0.08 range. This estimate has been revised to reflect the impact of the costs associated with the issuance of the convertible notes and related warrants and to reflect higher than previously anticipated preopening expenses associated with opening three restaurants in our fourth quarter and three restaurants in the first quarter of fiscal 2004. This forecast also contemplates flat comparable same store sales for the fourth quarter.”

Littleton, Colo.-based Champps Entertainment, Inc. owns and operates 39 and franchises 12 Champps restaurants in 19 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps creates an exciting environment through the use of videos, music, sports and promotions.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the Securities and Exchange Commission. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

(Financial Table to Follow)

CHAMPPS ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2003	March 31, 2002	March 30, 2003	March 31, 2002
Revenue
Sales	$46,037	$41,066	$133,758	$116,149
Franchising and royalty, net	147	164	444	471

Total revenue	46,184	41,230	134,202	116,620

Costs and expenses
Restaurant operating expenses:
Product costs	13,003	11,612	37,442	32,963
Labor costs	14,982	13,249	43,025	37,550
Other operating expenses	7,265	6,084	20,976	17,754
Occupancy	4,249	3,638	11,855	9,879
Depreciation and amortization	1,939	1,635	5,602	4,720

Total restaurant operating expenses	41,438	36,218	118,900	102,866

Restaurant operating and franchise contribution	4,746	5,012	15,302	13,754
General and administrative expenses	2,643	2,240	7,492	6,359
Pre-opening expenses	593	486	2,145	2,202
Expenses related to predecessor companies	272	22	272	305
Interest expense and income, net	526	465	1,337	1,400
Debt extinguishment costs	—	—	290	—
Other (income) expense	41	(3)	242	(9)

Income from continuing operations	671	1,802	3,524	3,497
Loss from discontinued operations, net of tax	—	—	—	153

Income before income taxes	671	1,802	3,524	3,344
Income tax expense	127	36	240	129

Net income	$544	$1,766	$3,284	$3,215

Income from continuing operations	$0.04	$0.15	$0.26	$0.28
Loss from discontinued operations	—	—	—	(0.01)

Basic income per share:	$0.04	$0.15	$0.26	$0.27

Income from continuing operations	$0.04	$0.14	$0.25	$0.26
Loss from discontinued operations	—	—	—	(0.01)

Diluted income per share:	$0.04	$0.14	$0.25	$0.25

Basic weighted average shares outstanding	12,712	12,129	12,470	12,083

Diluted weighted average shares outstanding	12,989	12,963	12,957	12,768

Supplemental Information — Restaurant Operating Expenses

    (Stated as a percentage of restaurant sales)

	Three Months Ended		Nine Months Ended
	March 30, 2003	March 31, 2002	March 30, 2003	March 31, 2002
Product costs	28.3%	28.3%	28.0%	28.4%
Labor costs	32.5%	32.3%	32.2%	32.3%
Other operating expenses	15.8%	14.8%	15.7%	15.3%
Occupancy	9.2%	8.8%	8.8%	8.5%
Depreciation and amortization	4.2%	4.0%	4.2%	4.1%

Total restaurant contribution margin	10.0%	11.8%	11.1%	11.4%

General and administrative expense (Stated as a percentage of revenue)	5.7%	5.4%	5.6%	5.5%

Selected Consolidated Balance Sheet Information
	March 30, 2003	June 30, 2002
Cash and cash equivalents	$10,951	$4,643
Property and equipment, net	77,032	67,541
Total assets	117,335	96,676
Notes payable	27,657	19,299
Capital lease obligations	1,397	2,536
Shareholders’ equity	57,973	50,955